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                                                                   Exhibit 21.1

LIST OF SUBSIDIARIES OF PRICESMART, INC.

         The following table sets forth a list of the Company's subsidiaries as of August 31, 1999:


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Name                                   Jurisdiction of         Ownership                DBA
----                                  Incorporation or         ---------                ----
                                        Organization
                                       ---------------
Ventures Services, Inc.                    Delaware               100%               PriceSmart
                                                                                    PriceCostco

PB Real Estate, S.A.                        Panama                 51%                    -
Price Costco de Panama, S.A.                Panama                 51%               PriceSmart
                                                                                    PriceCostco

PriceSmart (Guatemala), S.A.              Guatemala                66%               PriceSmart
PSMT Caribe, Inc.                   British Virgin Islands         60%               PriceSmart
PSMT Trinidad/Tobago LTD                   Trinidad                60%               PriceSmart

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